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                                                                  EXHIBIT 10.178

                           STOCK REPURCHASE AGREEMENT

         This Stock Repurchase Agreement is made and entered into this 30 day of September, 1997, by and between Thomas W. Beasley, a resident of Burns, Tennessee ("Seller") and Corrections Corporation of America, a Tennessee corporation headquartered in Nashville, Tennessee ("Buyer").

         FOR AND IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

         1. Recitals. Seller desires to sell to Buyer, and Buyer is willing to purchase from Seller, 122,500 shares of Common Stock (the "Shares") of Buyer owned by Seller and represented by Buyer's certificate number CC 13573, all in accordance with the terms of this Agreement.

         2. Redemption of The Shares. Seller hereby agrees to sell and assign all of the Shares to Buyer at the closing and agrees to execute such stock powers and other instruments of conveyance as may be reasonably requested by Buyer in order to effectuate the transfer of the Shares.

         3. Payment of Purchase Price. Buyer agrees to pay to Seller the product of 122,500 times the closing price of Buyer's Common Stock as reported on the New York Stock Exchange on September 30, 1997 ($43.50), in complete payment for the Shares sold by Seller to Buyer, such price to be payable in cash at the closing or at such date as agreed to by the parties hereto.

         4. Warranties and Representations of Seller. Seller represents and warrants that he is the lawful owner of, and has good and marketable title to, the Shares; the Shares are subject to no liens or encumbrances whatsoever; and Seller has full power and authority to enter into this Agreement and to convey the valid title of the Shares to Buyer free and clear of all liens, pledges and encumbrances whatsoever. Buyer represents and warrants that he knows of no reason why Seller cannot consummate this transaction. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation of any term of any material agreement or instrument to which the Buyer is a party or by which it is bound, or of any law or government order, rule or regulation which is applicable to the Buyer. No consents or approvals of any persons or entities, government or otherwise, are required which have not been, or will not have been prior to the closing, obtained in respect of the execution and delivery by the Buyer of this Agreement and the carrying out of the transactions contemplated hereby on the part of the Buyer.

         5. Indemnification by Seller. Seller agrees to defend, indemnify and hold harmless Buyer from, against in respect of any and all loss or damage to Buyer in whole or in part resulting from:

                  (a) Any breach of any of the warranties by Seller contained herein, or any misstatement or omission of fact, or failure to state the facts necessary to make those statements made not misleading, in or under this Agreement; and


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                  (b) Any liability or obligation arising out of any actions, suits, proceedings, claims, demands, judgments, costs and expenses (including court costs and reasonable legal and accounting fees) incident to any of the foregoing.

         6. Closing. The closing shall take place on September 30, 1997 or on such other date as agreed to by the parties hereto.

         7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, applicable to contracts made and to be performed therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                      BUYER:

                                      CORRECTIONS CORPORATION OF AMERICA


                                      By: /s/ Darrell K. Massengale
                                          -----------------------------------
                                      Title:  Chief Financial Officer
                                             --------------------------------


                                      SELLER:


                                              /s/ Thomas W. Beasley
                                      ---------------------------------------
                                      THOMAS W. BEASLEY